CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Pre-Effective Amendment No. 3 to Form S-1 (No. 333-108057) of Commonwealth Income & Growth Fund V of our report dated September 16, 2004 relating to the June 30, 2004 financial statement of Commonwealth Income & Growth Fund V, which appear in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ ASHER & COMPANY, LTD.
--------------------------
    ASHER & COMPANY, LTD.
Philadelphia, Pennsylvania

September 17, 2004

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Pre-Effective Amendment No. 3 to Form S-1 (No. 333-108057) of Commonwealth Income & Growth Fund V of our report dated August 19, 2004 relating to the February 29, 2004 financial statement of Commonwealth Income & Growth Fund, Inc., which appear in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ ASHER & COMPANY, LTD.
--------------------------
    ASHER & COMPANY, LTD.
Philadelphia, Pennsylvania


September 17, 2004

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Pre-Effective Amendment No. 3 to Form S-1 (No. 333-108057) of Commonwealth Income & Growth Fund V of our report dated August 19, 2004 relating to the February 29, 2004 consolidated financial statements of Commonwealth Capital Corp., which appear in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ ASHER & COMPANY, LTD.
--------------------------
    ASHER & COMPANY, LTD.
Philadelphia, Pennsylvania


September 17, 2004